Exhibit 3.1

                     State of Delaware
                      Secretory of State
              Division of Corporations
         Delivered 05:57 PM 01/15/2021
          FILED 05:57 PM 01/15/2021
SR 20210134920 - File Number 4765825

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Non-Delaware Corporation first formed is Nevada
2.	The jurisdiction immediately prior to filing this Certificate is Nevada
3.	The date the Non-Delaware Corporation first formed is March 14 1990
4.	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is GENERAL ENVIRONMENTAL MANAGEMENT, INC .
5.	The name of the Corporation as set forth in the Certificate of Incorporation is GENERAL ENVIRONMENTAL MANAGEMENT, INC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 11th day of January, A.D. 2021.

By:	/s/ Jason Tucker

Name :	Jason Tucker
Print or Type

Title:	CEO
Print or Type

1

                     State of Delaware
                      Secretory of State
              Division of Corporations
         Delivered 05:57 PM 01/15/2021
          FILED 05:57 PM 01/15/2021
SR 20210134920 - File Number 4765825

STATE of DELAWARE

CERTIFICATE of INCORPORATION
A STOCK CORPORATION

•     First: The name of this Corporation is GENERAL ENVIRONMENTAL MANAGEMENT, INC.

•     Second: Its registered office in the State of Delaware is to be located at 221 N Broad Street, in the City of Middletown County of New Castle Zip Code 19709

The registered agent in charge thereof is INCYOURBIZ CORP.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

• Fourth: The amount of the total stock of this corporation is authorized to issue is 1,000,000,000 shares (number of authorized shares) with a par value of .001  per share.

• Fifth: The name and mailing address of the incorporator are as follows:

Name Ruthy Willard

Mailing Address 221 N Broad St, Middletown, DE

________________       Zip Code 19709

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

BY:	/s/ Ruthy Willard
(Incorporator)

NAME	Ruthy Willard
(type or print)